Exhibit 10.6

FINAL

Director Option

AMENDMENT NO. 1

TO THE

NORTHWEST AIRLINES CORPORATION

2007 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD

(Director)

(Effective as of April 14, 2008)

This AMENDMENT NO. 1 TO THE NORTHWEST AIRLINES CORPORATION 2007 STOCK INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AWARD (the “Amendment”) is hereby adopted and approved by the Board of Directors of Northwest Airlines Corporation (the “Company”) as of the date set forth above.

Pursuant to the authority granted under Section 3.1(g) of the Northwest Airlines Corporation 2007 Stock Incentive Plan (the “Plan”), the Board of Directors of the Company hereby amends the Plan’s Non-Qualified Stock Option Award (the “Option”) as follows:

1.                             Amendment of the Option.  Section 2 of the Option is hereby amended by deleting the penultimate sentence therein in its entirety and replacing it with the following:

“Notwithstanding the foregoing, in the event the Company has not received all such required approvals on or before the date of the meeting of the Company’s stockholders that next follows the Grant Date (the “Stockholder Meeting”), then the Option shall be cancelled immediately and the Company shall have no further obligations hereunder.”

 2.                            Amendment of the Option.  Section 3 of the Option is hereby amended: by deleting “One installment equal to 33.33% of the Option upon May 31, 2008” and replacing it with the following: “One installment equal to 33.33% of the Option upon the later of (a) May 31, 2008, and (b) the date of the Stockholder Meeting.”

3.                             Amendment of the Option.  Section 3 of the Option is hereby amended by adding thereto the following:

“In the event of a Change of Control, the Option shall, to the extent then outstanding, vest in accordance with Section 13.2(a) of the Plan.”

4.                             Amendment of the Option.  Section 5.1(c) of the Option is hereby deleted in its entirety and replaced with the following:

“(c)                         If the Optionee ceases to be a member of the Company’s Board of Directors for any reason other than the Optionee’s death, 90 days following the date the Optionee ceases to be a member of the Company’s Board of Directors; provided, however, in the event of a Change of Control, if immediately following such Change of Control the Optionee does not continue as, or is not appointed as, a member of the Board of Directors of the parent entity (the “Successor Board”) resulting from the transaction constituting such Change of Control, or if at any point during the two year period thereafter the non-employee director ceases to serve as a director of the Successor Board as a result of (i) a failure to be included in the slate of nominees to serve as directors, which slate is included in the proxy statement approved by the Successor Board, (ii) a failure to be re-elected as a member of  the Successor Board notwithstanding having been included in such slate or otherwise having been nominated to serve as a director, or (iii) such director otherwise being removed from the Successor Board (other than for Cause as defined below), three years following the date the Optionee is not appointed to or otherwise ceases to be a member of, the Successor Board.  For the purposes of these Terms and Conditions, “Cause” shall mean (a) an act or acts of personal dishonesty by the Optionee intended to result in substantial personal enrichment of the Optionee at the expense of the Company or a Subsidiary, (b) an act or acts of personal dishonesty by the Optionee intended to cause substantial injury to the Company or a Subsidiary, (c) material breach (other than as a result of a disability) by the Optionee of the Optionee’s obligations as a non-employee director, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (ii) not remedied within 15 days following written notice from the Company’s Board of Directors specifying the alleged breach or (d) the conviction of the Optionee of a felony.”

5.                             Definitions. Except as otherwise defined in this Amendment, capitalized terms used but not defined herein shall have the meanings given them in the Northwest Airlines Corporation 2007 Stock Incentive Plan or the Option.

6.                             General.  References to the “Option” contained in the Option shall mean the Option as amended by this Amendment.  Except as herein provided, the Option shall remain unchanged and in full force and effect.

Adopted by the Board of Directors of Northwest Airlines Corporation on April 14, 2008.